                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        Penn Treaty American Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 23, 2003

             TO THE SHAREHOLDERS OF PENN TREATY AMERICAN CORPORATION

The Annual Meeting of Shareholders of PENN TREATY AMERICAN CORPORATION will be held at Brookside Country Club, 901 Willow Lane, Macungie, Pennsylvania on Friday, May 23, 2003, at 9:00 a.m. to consider and vote upon the following proposals:

     1. to elect three persons to Penn Treaty's Board of Directors as Class I Directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and have been qualified;

     2. to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2003; and

     3. to transact other business that properly comes before the Annual Meeting, or any adjournments or postponements.

Only those holders of our common stock of record at the close of business on April 7, 2003 shall be entitled to notice of, and to vote at, the Annual Meeting.

EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF PENN TREATY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                    By Order of the Board of Directors,

                                    /s/ SANDRA A. KOTSCH
                                    ---------------------------------
                                    Sandra A. Kotsch, Secretary

Allentown, Pennsylvania
April 30, 2003

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 23, 2003

                             INTRODUCTORY STATEMENT
                             ----------------------

         Penn Treaty American Corporation is a Pennsylvania corporation with its principal executive offices located at 3440 Lehigh Street, Allentown, Pennsylvania 18103, telephone number (610) 965-2222. This Proxy Statement is being furnished to our shareholders in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Penn Treaty to be held on May 23, 2003, at Brookside Country Club, 901 Willow Lane, Macungie, Pennsylvania at 9:00 a.m., or at any adjournment or postponement.

         This Proxy Statement and the accompanying proxy card are first being mailed to our shareholders on or about April 30, 2003. A copy of the Annual Report on Form 10-K, which includes financial statements for the fiscal year ended December 31, 2002, which are hereby incorporated by reference herein, is enclosed with this Proxy Statement.

         For your information, our subsidiaries are Senior Financial Consultants Company (the "Agency"), Penn Treaty Network America Insurance Company ("PTNA"), American Network Insurance Company ("ANIC"), American Independent Network Insurance Company of New York ("AINIC"), United Insurance Group Agency, Inc. ("UIG") and Network Insurance Senior Health Division, Inc. ("NISHD").

                            ABOUT THE ANNUAL MEETING
                            ------------------------

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Annual Meeting, shareholders will act upon the following matters: the election of three directors of Penn Treaty, each to serve for a three-year term expiring at the annual meeting of shareholders in 2006; the ratification of our selection of PricewaterhouseCoopers LLP as the independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2003; and any other business that may properly be brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

         Only shareholders of record on the record date, which was the close of business on Monday, April 7, 2003, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the record date, 19,907,737 shares of common stock were issued and outstanding, held by 435 shareholders of record.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

         If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Jack D. Baum, Michael F. Grill, and Matthew W. Kaplan to vote on the proposals and any other matters that may arise at the Annual Meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

     o FOR election of the three nominees for director of Penn Treaty, William W. Hunt, Jr., Irving Levit and Domenic P. Stangherlin; and

     o FOR the ratification of our selection of PricewaterhouseCoopers LLP as the independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2003.

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the

Board or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS?

         The three nominees for Director receiving the highest number of votes cast by shareholders entitled to vote for Directors (there being no cumulative voting) will be elected to serve on the Board. Abstentions and broker non-votes will be included in the calculation of a quorum but will have no effect on the result of the vote.

WHAT VOTE IS REQUIRED TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS?

         A majority of the votes cast is required to ratify the selection of the independent public accountants. Abstentions and broker non-votes will be included in the calculation of a quorum but will have no effect on the result of the vote. If the shareholders do not ratify the selection of the independent public accountants, the Board of Directors may, but is not required to, reconsider the appointment.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Penn Treaty either a notice of revocation or a duly executed proxy bearing a date later than the date on the proxy you submitted. The powers of the proxy holders to vote your proxy will be suspended if you attend the Annual Meeting in person and request to change your vote or vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

WHO BEARS THE COST OF SOLICITATION OF PROXIES?

         We bear the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies for the Annual Meeting. We have retained the services of Georgeson Shareholder at a cost of approximately $5,500 to perform proxy solicitation activities on our behalf.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE YEAR 2004 ANNUAL MEETING?

         To be included in next year's proxy statement, shareholder proposals must be submitted in writing by December 31, 2003 to: Secretary, Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, PA 18103. Shareholder proposals submitted after December 31, 2003 will not be included in the proxy statement but may be raised at the 2004 annual meeting. However, the persons named in the proxy card for the 2004 annual meeting will be allowed to use their discretionary voting authority with respect to shareholder proposals submitted after March 16, 2004 when the proposal is raised at the 2004 annual meeting, without any discussion of the matter in the proxy statement for that meeting.

                       PROPOSAL I - ELECTION OF DIRECTORS
                       ----------------------------------

         Our Board of Directors currently has nine members and is divided into three classes, each comprised of three Directors who serve for terms of three years and until their successors have been elected and qualified. The Board has nominated William W. Hunt, Jr., Irving Levit and Domenic P. Stangherlin to be elected as Class I Directors of Penn Treaty, to hold office until the 2006 annual meeting and until their successors have been elected and qualified. A. J. Carden is not standing for re-election as a Director of Penn Treaty. The nominees have each consented to serve if elected to the Board. If for any reason any of the nominees becomes unable or is unwilling to serve at the time of the Annual Meeting, the proxy holders, unless you instruct them otherwise, will vote for a substitute nominee or nominees in their discretion. We do not anticipate that any nominee will be unavailable for election.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                 ABOVE NOMINEES FOR A FIXED TERM OF THREE YEARS.

The following table and paragraphs set forth information about the current nominees and the other persons who will continue to serve as Directors of Penn Treaty. The information has been furnished to Penn Treaty by each person nominated as a Director and each person whose term of office as a Director will continue after the Annual Meeting.


                                                                                    DIRECTOR
NAME                       AGE     POSITION(S) WITH PENN TREATY                      SINCE
----                       ---     ----------------------------                      -----


CLASS I: NOMINEES TO BE ELECTED FOR TERMS EXPIRING IN 2006:

William W. Hunt, Jr.       43       President,                               Current Nominee
                                    Chief Operating Officer,
                                    and Director Nominee

Irving Levit               73       Founder, Chairman of the Board of                   1971
                                    Directors, and Chief
                                    Executive Officer

Domenic P. Stangherlin     76       Director                                            1971

CLASS II:  DIRECTORS CONTINUING FOR TERMS EXPIRING IN 2004:

Jack D. Baum               69       Vice President of Agency Management                 1987
                                    and Director

Alexander M. Clark         69       Director                                            1999

Matthew W. Kaplan          44       Director                                            2001

CLASS III: DIRECTORS CONTINUING FOR TERMS EXPIRING IN 2005:

Francis R. Grebe           71      Director                                             1999

Michael F. Grill           53      Treasurer, Comptroller and                           1986
                                   Director

Gary E. Hindes             52      Director                                             2002


---------------


     WILLIAM W. HUNT, JR. has served as President and Chief Operating Officer of Penn Treaty and its insurance company subsidiaries since May 2002. From 2001 to May 2002, Mr. Hunt served as Senior Vice President of Penn Treaty and its insurance company subsidiaries. From 1999 to 2000, Mr. Hunt served as Vice President and Chief Financial Officer of the Individual Life Insurance Unit of Prudential Insurance Company of America ("Prudential"). He was responsible for financial management, planning and analysis functions for Prudential's Individual Life

Insurance profit center and its third party distribution channel. From 1997 to 1999, Mr. Hunt served as Vice President of Corporate Planning and Development for Provident Mutual Life Insurance Company ("Provident"), where he was responsible for the development and management of the strategic planning process and for providing leadership in the facilitation of major corporate development projects. Provident, which was reorganized into Nationwide Financial Services, Inc. (NYSE:NFS) during 2002, is a multi-billion dollar diversified financial services organization that develops and distributes fixed and variable life insurance and annuity products, pension products and mutual funds. Prior to joining Provident, Mr. Hunt served in financial management roles at Advanta Corporation, Covenant Life Insurance Company and Reliance Insurance Companies. Mr. Hunt, a Certified Public Accountant, began his career as an auditor with Touche Ross & Co. Mr. Hunt has over 15 years experience in the insurance business.

     IRVING LEVIT has served as Chairman of the Board of Directors and Chief Executive Officer of Penn Treaty since 1972. Mr. Levit also served as President of Penn Treaty from 1972 to May 2002, and of PTNA, ANIC and AINIC from December 2000 to May 2002. Mr. Levit has served as the Chairman of the Board of Directors and Chief Executive Officer of PTNA since 1989, ANIC since 1996 and of AINIC since its inception in 1997, and as the Chairman of the Board of Directors, President and Chief Executive Officer of the Agency since 1988. Mr. Levit also serves as Chairman of the Board, President and Chief Executive Officer of NISHD, and Chairman of the Board of UIG. In addition, Mr. Levit has been the sole owner of the Irv Levit Insurance Management Corporation ("IMC"), an insurance agency, since 1961. Mr. Levit has over 40 years experience in the insurance business.

     DOMENIC P. STANGHERLIN has served as Director of Penn Treaty since 1971, of the Agency since 1988, of PTNA since 1989, and of ANIC since 1996. Mr. Stangherlin also served as Secretary of Penn Treaty from 1971 to 1999, of the Agency from 1988 to 2000, of PTNA from 1989 to 2000, of ANIC from 1996 to 2000, and of AINIC from 1997 to 2000. Mr. Stangherlin is the owner and manager of the Line Tool Company, a manufacturer of micropositioners, located in Allentown, Pennsylvania.

     JACK D. BAUM has served as a Vice President of Penn Treaty since 1985, of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. Prior to joining Penn Treaty, Mr. Baum served as Vice President of

Marketing for National Security General Insurance Company in
Lancaster, Pennsylvania from 1983 to 1985 and as a Director of Group Sales and Marketing for Educators Mutual Life Insurance in Lancaster, Pennsylvania from 1976 to 1983. Mr. Baum has over 25 years experience in the insurance business.

     ALEXANDER M. CLARK has served as Director of Penn Treaty since 1999 and of AINIC since its inception in 1997. Mr. Clark is a Managing Director of Advest, Inc., a position he has held since 1993. He previously served as Senior Vice President at Gramercy Partners and McKinley Allsopp, both of New York; as President of John Alden Life Insurance Company of New York; and as Associate Director of Research of Dean Witter & Co. Mr. Clark is a graduate of Dartmouth College and Harvard Business School, where he earned a M.B.A., and he pursued further studies at Brown University. Mr. Clark has earned the Chartered Financial Analyst designation. Mr. Clark has also served as a Director of Pennsylvania National Insurance Group since 1989, of Great American Life Insurance Company of New York, a subsidiary of Great American Financial Resources, Inc., since 2001, and of Unity Financial Life Insurance Company, an affiliate of Unity Mutual Life Insurance Company, since 2002.

     MATTHEW W. KAPLAN has served as Director of Penn Treaty and AINIC since 2001. He is currently Managing Director of Oakbridge Capital Partners LLC and Chairman of Actis Assurance Segregated Portfolio Company ("Actis Assurance SPC"). Mr. Kaplan has served as Chairman & Chief Executive Officer of Crown Reinsurance Company (Cayman) Limited since 1999 and as a Principal of Northstar Consulting since 2001. Mr. Kaplan also served as Vice President of Bench International LLC during 2001, and as President, Chief Executive Officer and Director of U.S. Care, Inc. ("U.S. Care") from 1996 to 2000. From 1995 to 1996, Mr. Kaplan served as Chief Marketing Officer for U.S. Care. Prior to joining U.S. Care, he served as General Manager and Vice Chairman of the North Melbourne Giants Basketball Pty. Ltd. and as Consultant, Strategic Planning and Evaluation for the World Health Organization, Regional Office for Europe and for the Commission for the European Communities. Mr. Kaplan is a member of the board of directors of Actis Assurance SPC (Chairman), Northstar TeleFilm, Inc. (Chairman), the American Manufacturers Warranty Association, Cancervive (Founding Director) and a member of the Board of Trustees for the UCLA Center on Aging. Formerly, he served as a director of Healant, Inc., U.S. Care, Inc., the National Basketball League Pty. Ltd. and NBL Properties Limited.

     FRANCIS R. GREBE has served as a Director of Penn Treaty since 1999. Mr. Grebe is a partner at the investment counseling firm of Davidson Investment Counselors, formerly James M. Davidson and Company. He has held this position since 1988. Mr. Grebe has also served as an Administrative Officer of Davidson Trust Company, formerly The Main Line Trust Company, a private fiduciary, since 1996. Mr. Grebe has over 40 years experience with leading financial institutions in the trust and investment area, including Girard Trust Bank, Philadelphia National Bank and U.S. Trust Company of Florida. Mr. Grebe currently serves as a Director of the Athenaeum of Philadelphia and as a Trustee of The Guthrie Healthcare System. He is also a Director and former President of Family Services of Montgomery County, Pennsylvania and currently serves on The Board of Surrey Services for Seniors. He also serves as Trustee of the Meshewa Farm Foundation and The Sylvan Foundation. Mr. Grebe is a Phi Beta Kappa graduate of the University of Rochester and the University of Michigan Law School, and is admitted to practice law in Michigan, Illinois and New York.

     MICHAEL F. GRILL has served as Treasurer and Comptroller of Penn Treaty since 1981, of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. Mr. Grill became a Director of the Agency in 1988, of PTNA in 1989, of ANIC in 1996, of AINIC in 1997 and of NISHD in 2000. Prior to joining Penn Treaty, Mr. Grill served as Chief Accountant for World Life and Health Insurance Company located in King of Prussia, Pennsylvania from 1973 to 1981. Mr. Grill has over 25 years experience in the insurance business.

     GARY E. HINDES has served as Managing Director of Deltec Asset Management, LLC, a professional investment management firm located in New York City, since 2000. From 1996 to 2000, Mr. Hindes was a principal of PMG Capital, Inc., a Philadelphia investment banking and brokerage concern. From 1986 to 1996, Mr. Hindes served as Chief Executive Officer of the Delaware Bay Company, Inc. Mr. Hindes has formerly served on the board of directors of Lancer Industries and Intranet Corporation. Mr. Hindes has also served as the Chairman of the Board of Trustees of Wilmington Head Start, Inc. since 1982 and served by presidential appointment from 1993 to 2001 for the John F. Kennedy Center for the Performing Arts. Mr. Hindes is currently a member of the Investment Oversight Committee of the United States Holocaust Memorial Museum and is a commissioner of the Wilmington Housing Authority.

                              MANAGEMENT CHANGES


                               MANAGEMENT CHANGES

         On April 28, 2003, the Board of Directors approved certain changes in the management of the Company to implement the succession plan announced last year. Effective on the date of the Annual Meeting, Mr. Levit, our Founder, Chairman of the Board of Directors and Chief Executive Officer, will step down as Chairman of the Board of Directors and Chief Executive Officer but, subject to his election by shareholders at the Annual Meeting, will continue as a member of the Board of Directors and will assume the new position of Founding Chairman. Mr. Hindes will become the Chairman of the Board and Mr. Hunt will become Chief Executive Officer. In addition, Mr. Levit and Penn Treaty have entered into a consulting agreement pursuant to which Mr. Levit will continue to provide certain services to Penn Treaty for a period of up to two years after the date of the Annual Meeting. Mr. Levit's consulting agreement is described in more detail under "Change in Control, Employment and Consulting Agreements."



         GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
         --------------------------------------------------------------

HOW OFTEN DID THE BOARD MEET DURING 2002?

         During 2002, the Board of Directors held fourteen meetings. Each Director attended at least 75% of the meetings of the Board and the Committees of the Board on which he served. The average attendance of directors at Board and Committee meetings held during 2002 was 96%.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     To assist in the discharge of its responsibilities, the Board of Directors has three committees - the Audit Committee, the Compensation Committee and the Executive Committee. The Audit Committee and the Compensation Committee are composed entirely of non-employee directors. The total combined attendance for all Committee meetings was 100%. The Board of Directors does not have a nominating committee.

     AUDIT COMMITTEE. The members of the Audit Committee are non-employees of Penn Treaty, and the Board of Directors has determined that each of its Audit Committee members are independent of management under the currently applicable standards of the New York Stock Exchange. The members of the Audit Committee are Mr. Clark, Mr. Grebe, Mr. Hindes, Mr. Kaplan and Mr. Stangherlin.

     The principal functions of the Audit Committee are to assist the Board of Directors in the oversight of executive management's responsibilities related to Penn Treaty's internal control process. In connection with this function, the Audit Committee reviews various policies and practices of management related to Penn Treaty's responsibilities to its investors, customers, employees and the general public.

     Mr. Stangherlin previously served as the Secretary to Penn Treaty and its subsidiaries from 1971 to 2000. The Board of Directors has determined in its business judgment that Mr. Stangherlin's membership on the Audit Committee is in the best interests of Penn Treaty and its shareholders based upon his substantial experience as a member of Penn Treaty's Board of Directors and private industry management tenure. Penn Treaty believes that each member of the Audit Committee is now independent as independence is defined in the New York Stock Exchange listing standards. The Audit Committee has a written charter, adopted in September 1999. The Audit Committee held two meetings during 2002.

     COMPENSATION COMMITTEE. The principal functions of the Compensation Committee are to review and evaluate, at least annually, the performance of the chief executive officer and other senior officers of Penn Treaty and its subsidiaries, and to set their remuneration, including incentive rewards. The members of the Compensation Committee during 2002 were Mr. Clark, Mr. Grebe, Mr. Hindes, Mr. Kaplan and Mr. Stangherlin. The Compensation Committee met six times in 2002.

     EXECUTIVE COMMITTEE. During the periods between Board meetings, the Executive Committee exercises all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the Directors, change the Bylaws, or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions delegated to another Board Committee). The members of the Executive Committee during 2002 were Mr. Levit, Mr. Carden and Mr. Stangherlin. The Executive Committee did not meet in 2002.

HOW ARE DIRECTORS COMPENSATED?

     Each Director who is not a Company employee receives as compensation for services as a Director an annual retainer of $5,000 and a meeting fee of $1,000 for each Board Meeting attended and $500 for each Audit and Compensation Committee meeting attended. Directors who are Company employees receive no separate compensation for service on the Board of Directors or Committees of the Board of Directors. These compensation policies were adopted by the Board in August 2002.

     Information with respect to the share ownership of the Directors and the nominees is set forth below. See "Principal Shareholders."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     IMC, an insurance agency which is owned by Irving Levit, produced approximately $43,000, $10,000 and $11,000 of new and renewal premiums for PTNA for the years ended December 31, 2000, 2001 and 2002, respectively, for which it received commissions of approximately $10,000, $2,000 and $2,000, respectively. While IMC has only been minimally involved in the sale of insurance products since 1979 and IMC'S operations since that time have not been significant, IMC continues to receive overriding commissions from Penn Treaty of 5% on business written for PTNA by any IMC general agents who were appointed prior to 1979 and any of their sub-agents hired prior and subsequent to January 1979 and one agent appointed in 1981. For the years ended December 31, 2000, 2001 and 2002, these overriding commissions totaled approximately $551,000, $544,000,and $510,000, respectively. The premium revenues on which such overrides are paid are based on commissions which are higher than those currently paid to independent agents.

     The terms on which commissions have been paid to IMC and U.S. Care are consistent with (i) the terms on which commissions have been paid by Penn Treaty to comparable unaffiliated agencies in the past and are currently paid by Penn Treaty to one unaffiliated agency performing similar services and (ii) the terms on which commissions are paid in the industry in general, and were no less favorable than would have been obtained from unrelated third parties. To the extent that Penn Treaty engages in future transactions with any of its affiliates, all such transactions will likewise be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of Penn Treaty's disinterested directors.

     Director Francis R. Grebe is a partner at the investment counseling firm of Davidson Investment Counselors, an affiliate of Davidson Capital Management. Davidson Capital Management manages a portion of our investment portfolio for which it received fees of $300,000, $462,000 and $99,000 for the years ended December 31, 2000, 2001 and 2002, respectively. Mr. Grebe is not directly involved with any of Penn Treaty's investment matters. Mr. Grebe serves as a financial advisor to Irving Levit on some of Mr. Levit's personal matters for which he is compensated by Mr. Levit.

     Director Alexander M. Clark is a Managing Director with Advest, Inc. Advest, Inc. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Penn Treaty. Advest, Inc. has received and will receive customary fees for these transactions. Advest, Inc. received fees of $475,000 for the year ended December 31, 2001 for its services to Penn Treaty in connection with its April 2001 rights offering and $2,000 in 2002 in connection with consulting services.

OTHER EXECUTIVE OFFICERS OF PENN TREATY

     CAMERON B. WAITE (42) has served as Executive Vice President and Chief Financial Officer of Penn Treaty since May 2002 and as Chief Financial Officer of Penn Treaty since May 1996. Mr. Waite also serves as Director, Treasurer and Chief Financial Officer of NISHD. From 1994 to 1996, Mr. Waite was Chief Financial Officer and Treasurer of Blue Fish Clothing, Inc., a manufacturer, wholesaler and retailer of women's clothing. From 1983 to 1994, Mr. Waite held various positions with Independence Bancorp. Inc., which merged with CoreStates Financial Corporation, his last position being Vice President of Asset Liability Management. Mr. Waite holds a B.A. in Economics from Dickinson College and an M.B.A. from Lehigh University.

     JAMES M. HEYER (39) has served as a Senior Vice President of Penn Treaty and its insurance company subsidiaries since May 2002. Mr. Heyer also served as the Chief Operating Officer of Penn Treaty's insurance company subsidiaries from January 1999 to May 2002. Mr. Heyer served as a director of Penn Treaty from May 2001 to May 2002, of ANIC since 1996, and of AINIC since 1997. From 1993 to 1998, Mr. Heyer served as the companies' Vice President of Administration. Mr. Heyer oversees all aspects of claims, underwriting, compliance and product development for Penn Treaty's insurance company subsidiaries. Prior to joining Penn Treaty in 1988, Mr. Heyer was employed by The Guardian Life Insurance Company of North America. Mr. Heyer received his B.S. in Business Administration and Marketing from Penn State University. Mr. Heyer has over 15 years experience in the insurance business.

     BRUCE A. STAHL (45) has served as Vice President and Chief Actuary of Penn Treaty and its insurance company subsidiaries since July 2001. From 1994 to 2001, Mr. Stahl owned BAS Actuarial Services, an actuarial consulting services firm. Prior to 1994, Mr. Stahl served as a consulting actuary for KPMG and as Assistant Actuary for American Integrity Insurance Company. Mr. Stahl is a graduate of the Wharton School of the University of Pennsylvania, and is a member of the Society of Actuaries and the American Academy of Actuaries. Mr. Stahl has over 25 years experience in the insurance business.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require that Penn Treaty disclose delinquent filings for reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of Penn Treaty's knowledge, all Form 3, Form 4 and Form 5 reports were timely filed.

          PROPOSAL II - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
         --------------------------------------------------------------
     The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the independent public accountants of Penn Treaty and its subsidiaries for the year ending December 31, 2003. In taking this action, the members of the Board and the Audit Committee considered carefully PricewaterhouseCoopers' performance for the Company in that capacity since 1986, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting for the purpose of making a statement if he so desires and to respond to appropriate questions. If the shareholders do not approve this proposal, the Audit Committee and the Board of Directors will consider the matter of the appointment of independent public accountants.

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were approximately $1,008,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by PricewaterhouseCoopers for financial information systems design and implementation services for the year ended December 31, 2002.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers for additional professional services rendered by PricewaterhouseCoopers for the year ended December 31, 2002, other than for the services described above, were $305,017. Prior to engaging PricewaterhouseCoopers for these additional services, the Audit Committee considered whether the provision of these services was compatible with maintaining PricewaterhouseCoopers' independence. These additional services included auditing of employee benefit plans, preparation of corporate tax returns and human resource consulting services.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
  OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR PENN
       TREATY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2003.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Penn Treaty for the fiscal years ended December 31, 2000, 2001 and 2002 for the Chief Executive Officer and the four other most highly compensated individuals who were Executive Officers at December 31, 2002.


                                                                                          LONG-TERM
                                                     ANNUAL COMPENSATION                 COMPENSATION
                                           ---------------------------------------- ---------------------
                                                                                        SECURITIES             ALL OTHER
            NAME AND                          SALARY        BONUS        OTHER        UNDERLYING OPTIONS      COMPENSATION
       PRINCIPAL POSITION           YEAR        ($)          ($)         ($)(1)              (#)                ($) (2)
----------------------------------  ----        ---          ---         ------              ---                -------

IRVING LEVIT                          2002       520,000            0    1,600                     0             8,850(3)
Chairman and                          2001       545,000       85,000    3,200               241,455             7,875(3)
Chief Executive Officer               2000       500,000       80,000    1,600                40,000             7,875(3)


WILLIAM W. HUNT, JR.(4)               2002       197,500            0        0                     0             6,525
President and Chief                   2001        93,462        5,000        0                30,000                 0
Operating Officer

CAMERON B. WAITE                      2002       182,500            0      800                     0             6,075
Executive Vice President              2001       146,250       15,000    3,200                 8,000             4,838
and Chief Financial Officer           2000       129,000       11,000    1,600                 6,000             4,200

BRUCE A. STAHL (5)                    2002       157,500            0        0                     0             4,725
Vice President and Chief Actuary      2001        70,827            0        0                     0                 0

JAMES M. HEYER                        2002       147,500            0    1,200                     0             4,425
Senior Vice President                 2001       127,500       12,000    2,400                37,500             4,185
                                      2000       114,000       11,000    1,600                12,000             3,750

----------------------

(1) Represents Directors' fees of $400 for each regular board meeting and board meeting of the insurance company subsidiaries attended between January 1, 2002 and August 15, 2002.

(2) Represents company contributions to Penn Treaty's 401(k) Plan on behalf of each of the named individuals and certain allowances for automobile expenses and reimbursements.
(3) Excludes cash overriding commissions and direct commissions totaling approximately $551,000,$544,000 and $510,000 paid to IMC by Penn Treaty in 2000, 2001 and 2002, respectively, in connection with policies written for Penn Treaty. See "Certain Relationships and Related Transactions."
(4)      Mr. Hunt began his employment with Penn Treaty on May 14, 2001.
(5)      Mr. Stahl began his employment with Penn Treaty on June 30, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     No grants of stock options were made during the fiscal year ended December 31, 2002 to any of the Company's executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 2002 by Penn Treaty's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2002 and the aggregate gains that would have been realized had these options been exercised on December 31, 2002, even though these options were not exercised, and the unexercisable options could not have been exercised, on December 31, 2002.


                                                             NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                          SHARES            VALUE        OPTIONS AT FISCAL YEAR-END(#)            AT FISCAL YEAR-END ($)(2)
                        ACQUIRED ON        REALIZED     -------------------------------       -----------------------------
NAME                    EXERCISE(#)         ($)(1)      EXERCISABLE        UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                    -----------         ------      -------------     --------------      -----------     -------------

Irving Levit                   0               0           241,455               0                 0                0
William W. Hunt                0               0            30,000               0                 0                0
Cameron B. Waite               0               0             8,000               0                 0                0
Bruce A Stahl                  0               0                 0               0                 0                0
James M. Heyer                 0               0            37,500               0                 0                0

-----------------

(1) The value realized represents the difference between the fair market value per share of our common stock on the date of exercise and the per share exercise price, multiplied by the applicable number of options.
(2) These values represent the difference between the closing price per share on The New York Stock Exchange on December 31, 2002 ($1.99) and the per share exercise price of the option.

401(K) PLAN

     On August 1, 1996, Penn Treaty adopted a 401(k)retirement plan, covering substantially all employees with one year of service. Under the plan, participating employees may contribute up to 15% of their annual salary on a pre-tax basis, and Penn Treaty equally matches employee contributions up to the first 3% of the employee's salary. The Penn Treaty and employee portions of the plan vest immediately. Penn Treaty's expense in 2002 under the plan was $239,000. Penn Treaty may elect to make a discretionary contribution to the plan, which will be contributed proportionately to each eligible employee. Penn Treaty did not make a discretionary contribution in 2002.

INCENTIVE STOCK OPTION PLANS

     The shareholders of Penn Treaty adopted an Incentive Stock Option Plan (the "Plan") in March 1987. The Plan, as amended by shareholder action on May 25, 1990, May 28, 1993, and May 23, 1997, provided for the granting of options to purchase up to 1,200,000 shares of our common stock. The Plan was replaced by the 1998 Employee Non-Qualified Incentive Stock Option Plan (the "1998 Plan") and all options under the Plan were forfeited and replaced under the 1998 Plan in 2001. No new options may be granted under the Plan. The shareholders of Penn Treaty adopted the 2002 Employee Incentive Stock Option Plan in May 2002 (the "2002 Plan"). The 2002 Plan does not replace the 1998 Plan, which continues in effect.

     The 2002 Plan authorizes Penn Treaty to grant "incentive stock options" under Section 422 of the Internal Revenue Code, and non-qualified stock options, covering up to an aggregate of 2,000,000 shares of our common stock. The purpose of the 2002 Plan is to enable Penn Treaty to offer officers, directors and employees of Penn Treaty and its subsidiaries options to acquire equity interests in Penn Treaty, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and our shareholders. The maximum allowable term of each option granted under the 2002 Plan is ten years (five years in the case of holders of more than 10% of the combined voting power of all classes of outstanding stock), and the options become exercisable in varying equal, annual installments commencing one year from the option grant date.

     As of April 22, 2003, 252,500 stock options under the 2002 Plan have been granted and are outstanding at prices ranging from

$1.58-$4.40. No stock options under the 2002 Plan have been canceled and no stock options have been exercised.

AGENT STOCK OPTION PLAN

        In October 1994, the Board of Directors of Penn Treaty authorized a stock option plan for its agents (the "Agent Plan"). The Agent Plan, adopted by the Board of Directors in May 1995, provides for the grant of options to purchase up to 300,000 shares of common stock and is designed to reward Penn Treaty's agents by providing for the grant of options to purchase common stock to agents who attain certain sales objectives determined by the Board of Directors. The exercise price of all options granted under the Agent Plan may not be less than the fair market value of the shares on the date of grant. The maximum allowable term of each option is ten years, and the options become exercisable in four equal annual installments commencing one year from the option grant date. Under the Agent Plan, stock options have been granted and are outstanding to date with respect to 59,700 shares. Prices of these options range from $12.63 to $32.25 per share. No options were granted under the Agent Plan during 2000, 2001, or 2002.

EQUITY COMPENSATION PLAN INFORMATION



                                                                      NUMBER OF SECURITIES
                     NUMBER OF SECURITIES     WEIGHTED-AVERAGE         REMAINING AVAILABLE
                      TO BE ISSUED UPON      EXERCISE PRICE OF         FOR ISSUANCE UNDER
                          EXERCISE OF       OUTSTANDING OPTIONS,      EQUITY COMPENSATION
                      OUTSTANDING OPTIONS,     REFLECTED IN           (EXCLUDING SECURITIES
PLAN CATEGORY         WARRANTS AND RIGHTS   WARRANTS AND RIGHTS         THE FIRST COLUMN)
 ------------       --------------------   ---------------------      -----------------------
Equity compensation
plans approved by
security holders:

    o    Stock Options (1)     852,700             $5.49                       3,022,582
    o    Warrants (2)       40,641,876             $4.00                               0

         Total..........    41,494,576             $4.03                       3,022,582

Equity compensation
Plans not approved by
security holders(3):            47,900            $25.55                         240,500

         Total..........    41,542,476             $4.05                       3,263,082


---------------


(1) Includes options to purchase shares of Penn Treaty common stock under the following shareholder-approved plans: the 1998 Employee Non-Qualified Incentive Stock Option Plan and the 2002 Employee Incentive Stock Option Plan.

(2) Reflects the conversion of all warrants (pursuant to the terms of the Reinsurance Agreement with Centre Solutions (Bermuda), Limited) to purchase shares of non-voting convertible preferred stock, and assumes the conversion of each share of preferred stock into three shares of common stock, pursuant to the terms of the Reinsurance Agreement.

(3) Includes options to purchase shares of Penn Treaty common stock under the Agent Stock Option Plan, which is described more fully above.

CHANGE IN CONTROL, EMPLOYMENT AND CONSULTING AGREEMENTS

         Penn Treaty has entered into Change in Control Agreements with each of the executive officers named in the Summary Compensation Table. Under these agreements, if Penn Treaty merges into another entity or ownership of the voting control of Penn Treaty otherwise changes and, as a result of such change in control, any of the named executive officers are terminated or their positions or work locations are materially changed at any time during the three year period (five years in the case of the Company's current Chief Executive Officer) after the change in control, they will be entitled to receive a lump sum payment of their base salary through the end of the three-year period (or five-year period in the case of the Company's current Chief Executive Officer) and they shall be entitled to continue to receive certain other insurance and retirement benefits for the remainder of the three-year period (or five-year period in the case of the Company's current Chief Executive Officer).

         The Company and William W. Hunt, Jr. entered into an Employment Agreement on June 1, 2001 under which it was agreed that Mr. Hunt will serve in an executive capacity for the Company on an at-will basis for an unspecified term. Pursuant to the Agreement, Mr. Hunt's salary is determined at the discretion of the Board of Directors and Mr. Hunt is eligible to participate in the various employee benefit plans that cover Penn Treaty's salaried employees and executives, including insurance benefits, stock option grants, and bonus programs. The Agreement provided for an initial grant to Mr. Hunt of 30,000 stock options at an exercise price of $3.40 with 10,000 options vesting on the initial grant date and the remaining options vesting on July 31, 2002. If Penn Treaty terminates the Agreement for a reason other than cause, or if Mr. Hunt terminates the Agreement for good reason as defined in the Agreement, Penn Treaty shall pay Mr. Hunt a severance payment in an amount equal to twelve months of Mr. Hunt's most current base salary rate.

         On April 28, 2003, the Company executed a Consulting Agreement with its former Chief Executive Officer, Irving Levit.

Mr. Levit's Consulting Agreement provides that he is to serve as the Founding Chairman of the Company for up to two years. Under the terms of the Consulting Agreement, beginning on the date of the Annual Meeting and continuing until the end of the consulting arrangement, Mr. Levit will provide certain services to the Company, in exchange for which the Company will pay him an annual retainer of $100,000 and provide him with other standard Company benefits. Additionally, the Company has agreed to pay Mr. Levit or his spouse, beginning on the date of the Annual Meeting and continuing until the later of Mr. Levit's death or the death of his spouse, a retirement benefit of $100,000 per year. If Penn Treaty merges into another entity or ownership of the voting control of Penn Treaty otherwise changes, the consulting arrangement between Penn Treaty and Mr. Levit will terminate automatically. Upon such termination, Mr. Levit will receive what he would have received under his Change of Control Agreement if he had been employed by Penn Treaty at the time of a change of control at a base salary equal to the amount of his annual retainer under the Consulting Agreement. Penn Treaty also will make a single lump sum payment to Mr. Levit equal to the actuarial present value of the remaining retirement annual payments. Penn Treaty has also agreed to provide Mr. Levit with health and welfare benefits comparable to those the Company offers to its executives from time to time until the later of Mr. Levit's death or the death of his spouse.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during 2001 were Mr. Clark, Mr. Grebe, Mr. Hindes, Mr. Kaplan and Mr. Stangherlin, who are non-employee directors. Mr. Stangherlin also served as the Secretary of Penn Treaty until 1999 and of the Agency, PTNA, ANIC and AINIC until 2000.

     Director Francis R. Grebe is a partner at the investment counseling firm of Davidson Investment Counselors, an affiliate of Davidson Capital Management. Davidson Capital Management manages a portion of our investment portfolio for which it received fees of $300,000, $462,000, and $99,000 for the years ended December 31, 2000, 2001 and 2002, respectively. Mr. Grebe is not directly involved with any of Penn Treaty's investment matters. Mr. Grebe serves as a financial advisor to Irving Levit on some of Mr. Levit's personal matters for which he is compensated by Mr. Levit.

     Director Alexander M. Clark is a Managing Director with Advest, Inc. Advest, Inc. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Penn Treaty. Advest, Inc. has received and will receive customary fees for these transactions. Advest, Inc. received fees of $475,000 for the year ended December 31, 2001 for its services to Penn Treaty in connection with its April 2001 rights offering and $2,000 in 2002 for consulting services.

                             AUDIT COMMITTEE REPORT

With respect to the audited financial statements of Penn Treaty and its subsidiaries for the year ended December 31, 2002, the Audit Committee:

     o has reviewed and discussed the audited financial statements with management of Penn Treaty;

     o has discussed with Penn Treaty's independent accountants matters such as the quality (in addition to acceptability), clarity, consistency and completeness of Penn Treaty's financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committee; and

     o has received the written disclosures and the letter from the independent accountants concerning the independent accountants' independence from Penn Treaty, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Penn Treaty's independent accountants the independent accountants' independence.

Based on the review and discussions described above, the Audit Committee has recommended the inclusion by the Board of Directors of the audited financial statements in Penn Treaty's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.
                                              Alexander M. Clark
                                              Francis R. Grebe
                                              Gary E. Hindes
                                              Matthew W. Kaplan
                                              Domenic P. Stangherlin

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Penn Treaty's Executive Compensation Program is administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors consisting of independent non-employee directors. The primary functions of the Committee are to review and evaluate the performance and leadership of the Chief Executive Officer and all other executive officers and to recommend compensation amounts to the Board of Directors. In 2002, the Committee compared all executive compensation with industry and regional executive compensation levels and believes that Penn Treaty's compensation levels compare conservatively to other comparable executive positions and, as a result, increased certain executive salary levels to the 25th percentile of comparable industry data provided to the Compensation Committee by an independent consultant. The Board of Directors accepted and adopted all of the Committee's recommendations concerning executive compensation amounts during 2002.

The Committee seeks to:

     o provide compensation that is closely linked to Company and individual performance;

     o align the interests of Penn Treaty's executives with those of its shareholders through award opportunities that can result in ownership of common stock; and

     o ensure that compensation is sufficiently competitive to attract and retain high quality executive talent.

     Consistent with these objectives, the Committee employs a system of quantitative measures and qualitative assessments in evaluating and measuring executive officer performance. Quantitative measures include earnings performance, return on assets and growth of revenues. Qualitative assessments include the quality and measured progress of the operations of Penn Treaty and the success of strategic actions taken.

     In addition to company-wide measures of performance, the Committee considers performance factors particular to each executive officer, such as the performance of the departments for which such officer had management responsibility, individual managerial accomplishments and contribution to the achievement of corporate goals.

CEO COMPENSATION

     In accordance with the Committee's general practice and Penn Treaty's compensation policies, Mr. Levit's compensation for the 2002 fiscal year was based principally upon Penn Treaty's performance and Mr. Levit's ongoing contribution to that performance. Mr. Levit's salary was determined in the Committee's sole discretion after its consideration of competitive data, the Board's assessment and recognition of Mr. Levit's performance during 2002.

                                      Alexander M. Clark
                                      Francis R. Grebe
                                      Gary E. Hindes
                                      Matthew W. Kaplan
                                      Domenic P. Stangherlin

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of April 22, 2003, information with respect to the beneficial ownership of our Common Stock by (i) each person known to Penn Treaty to own 5% or more of the outstanding shares of Common Stock, (ii) each Director, the Chief Executive Officer and the four most highly compensated Executive Officers and (iv) all Directors and Executive Officers as a group:

                                                                         SHARES
                                                                       BENEFICIALLY            PERCENTAGE
NAME AND ADDRESS(1)                                                      OWNED(2)              OWNERSHIP(3)
----------------                                                 -------------------------     ------------

(i) CERTAIN BENEFICIAL OWNERS(4):
Conus Partners, Inc. (5)...............................................     7,053,575              26.2%
WLR Recovery Fund II, L.P. (6).........................................    10,698,286             34.95%


(ii) DIRECTORS AND EXECUTIVE OFFICERS:
Irving Levit (7).......................................................     2,479,625              11.0%
Jack D. Baum (8).......................................................        50,658                  *
A.J. Carden (9)........................................................        50,000                  *
Alexander M. Clark.....................................................         5,000                  *
Francis R. Grebe.......................................................         1,000                  *
Michael F. Grill (9)...................................................        49,919                  *
James Heyer (10).......................................................        37,694                  *
Gary E. Hindes (11)....................................................        60,100                  *
William W. Hunt, Jr. (12)..............................................        60,000                  *
Matthew W. Kaplan......................................................            --                  *
Domenic P. Stangherlin.................................................        87,963                  *
Cameron B. Waite (13)..................................................        24,000                  *
Bruce A. Stahl.........................................................            --                  *
All Directors and Executive Officers
as a group (13 persons) (14)...........................................     2,905,959              12.7%

* Less than 1%
---------------------

(1) Unless otherwise noted, the address of each person named above is in care of Penn Treaty American Corporation 3440 Lehigh Street, Allentown, Pennsylvania 18103.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 22, 2003 are deemed outstanding for computing the percentage beneficially owned by such holder but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, Penn Treaty believes that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table.

(3)  Based on 19,907,737 shares outstanding on April 7, 2003.

(4) Other investors who have purchased significant portions of the 6 1/4% convertible subordinated notes due 2008 ("2008 Notes")may beneficially own 5% or more of the outstanding shares of Common Stock.

(5) According to the Form 3 filed with the SEC by Conus Partners, Inc. on February 24, 2003. Consists of shares issuable upon conversion of 2008 Notes. According to the Form 3 filed with the SEC by Conus Partners, its principal business address of Conus Partners, Inc. is One Rockefeller Plaza, New York, New York, 10020. Conus Partners owns approximately $12,343,757 in aggregate principal amount of 2008 Notes, which, if converted, would represent approximately 9.3% of our Common Stock, assuming conversion of all of our 2008 Notes. Conus Partners does not currently own any of our outstanding Common Stock.

(6) According to the Schedule 13D filed with the SEC on April 7, 2003. Consists of shares issuable upon conversion of 2008 Notes. According to the Schedule 13D filed with the SEC by WLR Recovery Fund II, L.P., WLR Recovery Associates II, LLC, WL Ross & Co. LLC and Wilbur Ross, their principal business address is 101 East 52nd Street, 19th Floor, New York, NY 10022. WLR Recovery Fund II, L.P., WLR Recovery Associates II, LLC, WLR Ross & Co., LLC and Wilbur Ross reported shared voting power and shared dispositive power with respect to 5,714,286 shares. The Wilbur Ross entities own approximately $20,000,000 in aggregate principal amount of 2008 Notes, which, if converted, would represent approximately 14.0% of our Common Stock, assuming conversion of all of the 2008 Notes. The Wilbur Ross entities do not currently own any of our outstanding Common Stock.

(7) Includes 46,350 shares held by a private foundation of which Mr. Levit is an officer and director, 45,007 shares held by

     Mr. Levit as trustee of a retirement account, 147,167 shares held by Mr. Levit as co-trustee of an irrevocable trust for Mr. Levit's children and exercisable options to purchase 241,455 shares of Common Stock. Also includes 46,000 shares held by Mr. Levit's wife as to which he disclaims beneficial ownership. Excludes 59,233 shares held by other family members as to which he also disclaims beneficial ownership.

(8)  Includes exercisable options to purchase 50,577 shares of Common Stock.

(9)  Consists of exercisable options to purchase shares of Common Stock.

(10) Includes exercisable options to purchase 37,500 shares of Common Stock.

(11) Includes 53,100 shares owned by Fallen Angels Fund, L.P., a limited partnership of which Mr. Hindes has sole voting power as the managing member of the general partnership, 1,700 shares held by Mr. Hindes' wife as to which he disclaims beneficial ownership and 1,500 shares held by Mr. Hindes' children as to which he disclaims beneficial ownership.

(12) Includes exercisable options to purchase 30,000 shares of Common Stock.

(13) Includes exercisable options to purchase 8,000 shares of Common Stock.

(14) Includes exercisable options held by members of the group to purchase 467,451 shares of Common Stock.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return for Penn Treaty's common stock with the comparable cumulative return of two indices. The NYSE Composite provides some indication of the performance of the overall stock market, and the S & P Insurance Composite reflects the performance of insurance company stock generally.


                        PENN TREATY AMERICAN CORPORATION
                               Performance Graph
                              [Graphics Omitted]

                                      PLOT POINTS FOR GRAPH

                                              1997          1998          1999          2000         2001         2002
                                              ----          ----          ----          ----         ----         ----

PTA STOCK                                   $ 100.00       $ 84.85       $ 49.61      $ 55.12      $ 20.00       $ 6.27
NYSE COMPOSITE                              $ 100.00      $ 123.55      $ 137.39     $ 141.35     $ 129.22     $ 246.67
S&P INSURANCE INDEX                         $ 100.00      $ 114.92      $ 124.36     $ 169.02     $ 149.25     $ 119.15

---------------
(1) Assumes an $100 investment on December 31, 1997 in the Company's common stock, and in each of the indices shown. The total return assumes reinvestment of all dividends.



                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement has been sent to multiple shareholders in your household. IF you would like to obtain another copy of either document, please contact Cameron B. Waite, Executive Vice President and Chief Financial Officer, Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, PA 18103, telephone 610) 965-2222. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or your may contact us at the above address or telephone number.

                     INCORPORATION OF DOCUMENTS BY REFERENCE
                     ---------------------------------------

     The following information is incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 001-14681), a copy of which is being delivered to Penn Treaty's shareholders in conjunction with this Proxy Statement: Financial Statements and Notes to Consolidated Financial Statements at pages F-1 to F-40; Management's Discussion and Analysis of Financial Condition and Results of Operations at pages 41 to 65; Quantitative and Qualitative Disclosures About Market Risk at pages 66 to 67; and Changes in and Disagreements With Accountants on Accounting and Financial Disclosure at page 68.

                                  OTHER MATTERS
                                  -------------

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is that which is presented above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement, it is the intention of the persons named in the accompanying proxy card to vote proxies on such matters in accordance with their judgment.

                             By Order of the Board of Directors,

                             /s/ SANDRA A. KOTSCH
                             ------------------------------------
                             Sandra A. Kotsch, Secretary





Allentown, Pennsylvania
April 30, 2003

                              REVOCABLE PROXY
  PENN TREATY AMERICAN CORPORATION ANNUAL MEETING OF SHAREHOLDERS-May 23, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Jack D. Baum, Michael F. Grill and Matthew W. Kaplan, each with the power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Penn Treaty American Corporation (the "Company") to be held at 9:00 A. M., prevailing local time on May 23, 2003 (the "Meeting"), including any adjournments thereof, and to vote all shares of stock of the Company which the undersigned is entitled to vote on all matters that properly come before the Meeting, subject to any directions indicated in the boxes below. Indicate your vote by placing an (X) in the appropriate box.

1. PROPOSAL TO ELECT DIRECTORS:

          / / FOR      / / AGAINST     / / ABSTAIN
                                          / / WITHHOLD FOR ALL
     (*) To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below and mark an (X) in the "For All Except" box.

      Name of Nominee:
            William W. Hunt, Jr.    Irving Levit     Domenic P. Stangherlin

2. PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP as the independent public accountants for the Company and its subsidiaries for the year ending December 31, 2003.

          / / FOR      / / AGAINST     / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

          / / FOR     / / AGAINST      / / ABSTAIN


                                   (over)







-------------------------------------------------------------------------------
      SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AT
THE ANNUAL MEETING IN THE MANNER SPECIFIED.  IF PROPERLY EXECUTED AND
RETURNED, AND NO SPECIFICATION IS MADE, VOTES WILL BE CAST "FOR" ALL ITEMS ON THE PROXY. Receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement dated April 30, 2003 are hereby acknowledged.

                                       IMPORTANT: WHEN SIGNING AS ATTORNEY,
                                       EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                       GUARDIAN, PLEASE GIVE YOUR FULL TITLE
                                       AS SUCH.  IN THE CASE OF JOINT HOLDERS,
                                       ALL SHOULD SIGN.


                                       Dated:                           , 2003
                                             ---------------------------


                                       ---------------------------------------
                                                      (Signature)


                                       ---------------------------------------
                                                      (Signature)


                                          PLEASE ACT PROMPTLY. SIGN, DATE &
                                            MAIL YOUR PROXY CARD TODAY.